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                                                                   Exhibit 10.10









PROCENTURY CORPORATION


ANNUAL INCENTIVE PLAN

[To Be Dated the Effective Date of the IPO]





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                                TABLE OF CONTENTS

SECTION 1. ESTABLISHMENT AND PURPOSE...........................................1

SECTION 2. DEFINITIONS.........................................................1

         2.1      Definitions..................................................1

SECTION 3. ADMINISTRATION......................................................5

         3.1      Powers and Authority.........................................5
         3.2      Determinations...............................................5
         3.3      Delegation...................................................5
         3.4      Books and Records............................................5
         3.5      Indemnification..............................................6

SECTION 4. PARTICIPATION.......................................................6

         4.1      Participation................................................6
         4.2      Continuing Participation.....................................6

SECTION 5. TARGET INCENTIVE AWARDS,  INCENTIVE AWARDS AND PERFORMANCE GOALS....6

         5.1      In General...................................................6
         5.2      Criteria for Performance Goals...............................6
         5.3      Limit on Incentive Awards....................................7

SECTION 6. VALUATION AND PAYMENT OF INCENTIVE AWARDS...........................7

         6.1      Amount of Award..............................................7
         6.2      Adjustments to Amount of Award...............................7

SECTION 7. MANNER OF PAYMENT...................................................8

SECTION 8. FORFEITURE..........................................................8

SECTION 9. AMENDMENT AND TERMINATION OF PLAN...................................8

SECTION 10. MISCELLANEOUS PROVISIONS...........................................9

         10.1     Benefits Not Guaranteed......................................9
         10.2     No Right to Participate......................................9
         10.3     Uniformity...................................................9
         10.4     Employment Right.............................................9
         10.5     Assignment...................................................9
         10.6     Unfunded Plan................................................9
         10.7     Tax Withholding..............................................9
         10.8     Notices.....................................................10
         10.9     Severability................................................10
         10.10    Governing Law...............................................10
         10.11    Effective Date..............................................10

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                             PROCENTURY CORPORATION
                              ANNUAL INCENTIVE PLAN

                                   SECTION 1.
                            ESTABLISHMENT AND PURPOSE

         The purpose of the Plan is to advance the interests of ProCentury and its shareholders by providing certain of its corporate officers and key employees with annual incentive compensation which is tied to the achievement of pre-established and objective performance goals. The Plan is intended to provide Participants with annual incentive compensation which is not subject to the deduction limitation rules prescribed under section 162(m) of the Code and should be construed to the extent possible as providing for remuneration which is "qualified performance-based compensation" within the meaning of section 162(m) of the Code and the regulations promulgated thereunder.

                                    SECTION 2.
                                   DEFINITIONS

         2.1 DEFINITIONS. The following terms shall have the following meanings as used in this Plan:

         (a)   "ACCOUNTING DATE" means the last day of a Performance Period.

         (b) "ANNUAL PAYMENT DATE" means the ______________ next following the end of each Performance Period.

         (c) "BASE SALARY" means with respect to any Participant for any Performance Period, the annual rate of salary of the Participant in effect at the time the Target Incentive Award established and approved for the Participant for that Performance Period.

         (d) "BENEFICIARY" means each person, trust or entity designated by the Participant, on the form provided by the Company, to receive any amount payable under the Plan in the event of a Participant's death, or in the absence of such a designation, the Participant's estate.

         (e) "BOARD" means the Company's Board of Directors or, to the extent it delegates authority to the Committee, the Committee. Notwithstanding anything to the contrary contained in this Plan, if the Company is subject to section 162(m) of the Code, any determination regarding any Incentive Award with respect to any person constituting a "covered employee" within the meaning of section 162(m) of the Code shall be made by the Committee.

         (f) "CEO" means at any time the person serving or acting at such time as the chief executive officer of ProCentury.




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         (g)   "CHANGE OF CONTROL" of ProCentury means: (1) A purchase or other acquisition by any person, entity or group of persons (within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), directly or indirectly, which results in the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of such person, entity or group of persons equaling a majority or more of the combined voting power of the then outstanding voting securities of ProCentury entitled to vote generally in the election of directors, excluding, however, any acquisition by ProCentury or by any employee benefit plan or related trust sponsored or maintained by ProCentury; (2) a merger, reorganization or consolidation to which ProCentury is a party or a sale or other disposition of all or substantially all of the assets of ProCentury (each, a "corporate transaction"), excluding, however, any corporate transaction pursuant to which persons who were security holders of ProCentury immediately prior to such corporate transaction (solely because of their voting securities owned immediately prior to such corporate transaction) own immediately thereafter more than 50 percent of the combined voting power entitled to vote in the election of the Board of the then outstanding securities of the company surviving the corporate transaction; or (3) approval by the security-holders of ProCentury of a plan of complete liquidation or dissolution of ProCentury.

         (h)   "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         (i) "COMMITTEE" means the compensation committee, if any, or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Notwithstanding anything to the contrary contained in this Plan, if the Company is subject to section 162(m) of the Code, the Committee shall be composed of, or otherwise any determination regarding any Award with respect to, any person constituting a "covered employee" within the meaning of section 162(m) of the Code shall be made by, not less than two directors, each of whom is intended to be an "outside director" within the meaning of section 162(m) of the Code. and a "non-employee director" under Rule 16b-3 of the Exchange Act.

         (j) "COMPANY" means ProCentury, each of its Subsidiaries, and successors, and assigns of each of the forgoing.

         (k) "DISABILITY" shall have the same meaning as defined in the Company's long-term disability plan as in effect from time to time or, if there is no such plan in effect at the applicable time, a Participant's inability to discharge his/her responsibilities to the Company by reason of physical or mental illness or incapacity, whether arising out of sickness, accident or otherwise, which shall be evidenced by the written determination of a qualified medical doctor selected by the Company specifying the date upon which such disability commenced and that it has continued uninterrupted for at least 180 days. For this purpose, any person who qualifies for a credit against income taxes under Section 22 of the Code shall be considered disabled.



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         (l)   "EXECUTIVE" means the corporate officers of the Company and such other key employees designated by the Committee and approved by the Board.

         (m) "FAIR MARKET VALUE" means, as of any date, the value of a share of Stock or other property as determined by the Board, in its sole discretion, or by ProCentury, in its sole discretion, if such determination is expressly allocated to ProCentury herein, subject to the following:

               (1) If there is a trading market for the Stock, the Fair Market Value of a share of Stock shall be the daily trading price as of the close of market (or, if there is no such closing price, the mean of the closing bid and asked prices) on such date quoted by Nasdaq or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in the Wall Street Journal or such other source as ProCentury deems reliable. If the relevant date does not fall on a day on which the Stock was traded, Fair Market Value shall be such closing price (or the mean of the closing bid and asked prices) quoted for the most recent day prior to such date on which the Stock was so traded.

               (2) If there is no public market for the Stock, the Fair Market Value of a share of Stock shall be as determined by the Board without regard to any restriction other than a restriction which, by its terms, will never lapse.

          (n) "FOR CAUSE" means with respect to any Participant: (1) being convicted of, pleading guilty to, or confessing to any act of fraud, misappropriation or embezzlement against the Company or being convicted of or pleading guilty to a felony; (2) willfully ,other than pursuant to the advice of Company legal counsel, violating or causing the Company to violate a law which, in the opinion of Company legal counsel, is reasonable grounds for civil or criminal penalties against the Company or its Board; (3) not correcting within thirty (30) days after receipt of notice any act or omission that, in the opinion of the Company's legal counsel, gives rise to a cause of action by the Company or its Board personally against the employee to specifically enforce or restrain some action for purpose of avoiding some loss or damage, or to recover losses or damages, for an amount in excess of $10,000; (4) not correcting within thirty (30) days after receipt of notice any act of dishonesty against the Company; (5) failing within thirty (30) days after receipt of notice to cure any violations of any covenants of the employee to maintain confidentiality of Company information, properly use and return when required Company property, not compete with Company business, or not solicit Company agents, employees or customers contained in any employment or other agreement with the Company.

          (o) "INCENTIVE AWARD" means the amount awarded and paid to a Participant during a Performance Period that is based upon the Target Incentive Award and the degree of achievement of Performance Goals for the Performance Period.



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          (p)  "PARTICIPANT" means an Executive of the Company who is designated by the Committee and approved by the Board for participation in the Plan for a Performance Period.

          (q) "PERFORMANCE GOALS" means any one or more criteria and objectives established by the Committee and approved by the Board that must be satisfied during a Performance Period as a condition of the Participant's receipt of an Incentive Award for such Performance Period. Notwithstanding the foregoing, the Performance Goals for any Performance Period established for any Participant shall include any goal required to be included for such Performance Period by the Participant's employment agreement with the Company.

          (r) "PERFORMANCE PERIOD" means the period over which the achievement of Performance Goals will be measured. Unless otherwise provided, the Performance Period shall be a calendar year.

          (s)  "PLAN" shall mean ProCentury Corporation Annual Incentive Plan.

          (t)  "PROCENTURY" shall mean the ProCentury Corporation.

          (u) "QUALIFIED RETIREMENT" means at any time, unless otherwise defined in the notice of a Target Incentive Award of the Participant, termination of a Participant's Service after the sum of the Participant's (1) years of Service and (2) years of age equals or exceeds seventy-five (75).

          (v) "SERVICE" means a Participant's employment or service with the Company in the capacity of an Executive. The Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Company or a change in the form of organization of ProCentury or any Subsidiary for which the Participant renders such Service; provided, however, the Service of a Participant shall be deemed to have terminated if Participant is demoted so that the Participant's employment status is no longer that of an Executive. Furthermore, a Participant's Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by ProCentury or, if applicable, the Subsidiary, provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the Participant's Service shall be deemed to have terminated unless the Participant's right to return to Service with the Company or is guaranteed by statute or contract. The Participant's Service shall be deemed to have terminated either upon an actual termination of Service or, if the Service is with a Subsidiary, upon that organization's ceasing to be a "Subsidiary" within the meaning of this Plan. Subject to the foregoing, ProCentury, in its sole discretion, shall determine whether the Participant's Service has terminated and the effective date of such termination.

          (w) "STOCK" means at any date the Common Shares of ProCentury, as adjusted from time to time through such date for any change in the capital structure ProCentury,


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               such as stock dividend, stock split, reverse stock split,
               recapitalization, combination, reclassification or similar change.

          (x) "SUBSIDIARY" means at any time any organization, corporate or noncorporate, in an unbroken chain of organizations beginning with the Company if, at the time, each of the organizations to the last organization in the chain owns 50 percent or more of the total combined voting power of all classes' capital stock or other beneficial interests of such organization. "TARGET INCENTIVE AWARD" means the target award established by the Committee and approved by the Board for each Participant for an applicable Performance Period. The target bonus will be expressed as a percentage of a Participant's base salary, based upon such criteria as may be approved by the Committee, or otherwise as the Committee may determine appropriate with input from the CEO.

                                   SECTION 3.
                                 ADMINISTRATION

          3.1 POWERS AND AUTHORITY. Except as specifically provided elsewhere in this Plan, the Plan shall be administered by the Committee. The Committee shall administer the Plan in accordance with any rules, policies, or procedures, which it deems appropriate. Subject to the provisions of the Plan, the Committee shall have full and complete authority to: (a) construe, interpret and implement the Plan; (b) to prescribe, amend and rescind rules relating to the Plan; (c) exercise all of the powers granted to it under the Plan; (d) to make any factual determination which it believes necessary or advisable for the administration of the Plan; (e) to determine the conditions subject to which the Incentive Awards may be made or payable; and (f) to make any other determinations which it believes necessary or advisable for the administration of the Plan.

          3.2 DETERMINATIONS. All determinations made by the Committee shall be final and binding upon all persons (subject only to the overall authority of the Board), including any Participant and Beneficiary or other person claiming through or on behalf of such Participant. Such determinations need not be uniform and may be made selectively among persons who receive, or are eligible to receive Incentive Awards under the Plan. The Committee is intended to have final authority (subject to the overall authority of the Board) to determine which Executives are Participants for each Performance Period under Section 4 and the Target Incentive Awards, the applicable Performance Goals and the criteria and objectives for determining Performance Goals for such Performance Periods under Section 5.

          3.3 DELEGATION. The Committee may delegate to one or more of its members or to any other person or persons such ministerial duties, as it may deem advisable. The Committee may also employ attorneys, consultants, accountants or other professional advisors and shall be entitled to rely upon the advice, opinions or valuations of any such advisors.

          3.4 BOOKS AND RECORDS. The Committee and others to whom the Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.



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          3.5  INDEMNIFICATION. The Committee shall not be personally liable for any action, interpretation or determination made with respect to the Plan or Incentive Award made thereunder, and the Committee shall be indemnified and protected by Company with respect to any liability he/she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law.

                                   SECTION 4.
                                  PARTICIPATION

          4.1 PARTICIPATION. Prior to the commencement of each Performance Period, the Committee shall designate, subject to approval of the Board, the Executives of the Company who are Participants for the Performance Period. Only those Executives so approved shall be Participants for such Performance Period.

          4.2 CONTINUING PARTICIPATION. The designation or approval of an Executive as a Participant for any Performance Period shall not entitle the Executive to be a Participant for any subsequent Performance Period unless designated and approved for that Performance Period.

                                   SECTION 5.
                            TARGET INCENTIVE AWARDS,
                     INCENTIVE AWARDS AND PERFORMANCE GOALS

          5.1 IN GENERAL. Prior to the commencement of each Performance Period or as soon as possible thereafter, the Committee shall establish, subject to approval of the Board, for each Participant the Target Incentive Awards for such Performance Period, the applicable Performance Goals for such Performance Period, and the amount of Incentive Award payable under the Plan based on the degree of achievement of the applicable Performance Goals. The Performance Goals established by the Committee and approved by the Board may be different for each Performance Period. As soon as possible after the establishment of the Target Incentive Awards and Performance Goals, each Participant shall be notified in writing of the Target Incentive Awards and the corresponding Performance Goals.

          5.2 CRITERIA FOR PERFORMANCE GOALS. The Committee, shall establish, subject to approval of the Board, for each Performance Period the Performance Goals upon which the Target Incentive Awards will be based. For each Performance Period, the Committee shall specify the criteria and objectives used to determine the Performance Goals, including but not limited to, the price of the Stock; market share; sales; units sales volume; return on equity; assets, capital or sales; economic profit; total shareholder return; costs; margins; earning(s) per share; cash flow; customer satisfaction; pre-tax profit; operating profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; debt/capital ratio; revenues from new product development; percentage of revenues derived from designated lines of business; and any combination of the foregoing. The Committee may establish minimum Performance Goals that must be satisfied before an Incentive Award will be payable to a Participant. The intent is that Target Incentive Awards will not to the extent possible result in loss of a deduction by the Company under
Section 162(m) of the Code, and to the extent that the Company is subject to such Section 162(m), the terms and amounts of Target Incentive Awards for employees constituting covered employees within the meaning of Section 162(m) shall take


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into account the limits on deduction of that Section. The Committee shall have the discretion to adjust, at any time, the Performance Goals for any Performance Period as it deems appropriate.

          5.3 LIMIT ON INCENTIVE AWARDS. In no event may a Participant's Incentive Award actually determined for any Performance Period exceed 150 percent of the Participant's Target Incentive Award for that Performance Period without express approval by the Board of such Incentive Award after determination of the actual amount thereof, and unless the Board otherwise determines, payment of the amount of any Incentive Award in excess of 150 percent of the Participant's Target Incentive Award shall be in shares of Stock or other property having a Fair Market Value equal to such excess.

                                   SECTION 6.
                   VALUATION AND PAYMENT OF INCENTIVE AWARDS

          6.1 AMOUNT OF AWARD. A Participant shall be eligible to receive payment of a Target Incentive Award only to the extent that the Performance Goals for such Target Incentive Award are achieved and the Target Incentive Award, as applied against such Performance Goals, determines that all or some portion of such Participant's Target Incentive Award has been earned for the Performance Period. As soon as practicable after the end of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Target Incentive Award earned by each Participant for such Performance Period based upon such Participant's Target Incentive Award. The Committee shall then determine, or under its direction determine, with input from the CEO, the amount of the Incentive Award payable to each Participant and in so doing may use discretion to adjust the Incentive Award based on the degree of achievement of the applicable Performance Goals for each Performance Period, subject to any limitations of any applicable provision of law, including Section 162(m), of the Code.

          6.2 ADJUSTMENTS TO AMOUNT OF AWARD. Except as otherwise provided below, a Participant shall not be entitled to receive an Incentive Award for any Performance Period unless in the Service of the Company for the entire Performance Period through its Accounting Date:

               (a) QUALIFIED RETIREMENT, DISABILITY, OR DEATH. Unless otherwise provided in the Participant's employment agreement with the Company or the Committee otherwise provides with respect to the Target Incentive Award at the time it is established for the Participant, a Participant whose Service ceases before the end of a Performance Period because of Qualified Retirement, Disability, or Death shall receive an Incentive Award after the end of the Performance Period equal to the Incentive Award that the Participant would have received if the Participant had been a Participant during the entire Performance Period, prorated by multiplying such Incentive Award by the ratio of the number of calendar months of Service (disregarding fractions of less than a full calendar month) completed by the Participant during the Performance Period to the total number of calendar months in that Performance Period.



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               (b)  CHANGE IN EMPLOYMENT STATUS. Unless otherwise provided in the Participant's employment agreement with the Company or the Committee otherwise provides with respect to the Target Incentive Award at the time it is established for the Participant, a Participant whose Service is deemed terminated prior to the end of the Performance Period because of a demotion so that the Participant's employment status is no longer that of an Executive or because of a leave exceeding ninety (90) days shall receive an Incentive Award after the end of the Performance Period equal to the Incentive Award that the Participant would have received if the Participant had been a Participant during the entire Performance Period, prorated by multiplying such Incentive Award by the ratio of the number of calendar months of Service (disregarding fractions of less than a full calendar month) completed by the Participant during the Performance Period to the total number of calendar months in that Performance Period.

               (c) NEW EXECUTIVES. In the case of an Executive recently hired by Company, the Committee shall have discretion, subject to approval of the Board, to allow such Executive to participate in the Plan on a prorated basis.

                                   SECTION 7.
                               MANNER OF PAYMENT

         Except as otherwise provided in this Plan, payment of each Incentive Award will be made in a cash lump sum payment or, at the discretion of the Committee, in Stock equal to the Fair Market Value of the amount of the Incentive Award. Payment shall be made as soon as administratively possible after each Accounting Date, but in no event later than the Annual Payment Date. Deposit of any sum in any financial institution to the credit of any Participant or Beneficiary shall constitute payment into the hands of that Participant or Beneficiary.

                                   SECTION 8.
                                   FORFEITURE

         Unless otherwise provided in the Participant's employment agreement with the Company or the Committee otherwise provides with respect to the Target Incentive Award at the time it is established for the Participant, any Participant shall forfeit each Incentive Award for all Performance Periods if required by applicable law or if the Participant is terminated For Cause as determined by the Committee; and in such event, neither the forfeiting Participant nor any Beneficiary shall be entitled to payment of any Incentive Award that is unpaid with respect to any prior Performance Period or to any Incentive Award for any current or future Performance Period.

                                   SECTION 9.
                        AMENDMENT AND TERMINATION OF PLAN

         The Board may, at any time in its sole discretion, terminate or amend the Plan, provided that no termination or amendment shall be made that will impair the right of a Participant to receive an Incentive Award for any Performance Period ending prior to the year in which the termination or amendment is adopted, or if later, effective. No amendment adopted after the start


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of a Performance Period may directly or indirectly increase the amount of the
Incentive Award or alter the performance criteria in a manner, which will increase any Incentive Award for such Performance Period.

                                  SECTION 10.
                            MISCELLANEOUS PROVISIONS

          10.1 BENEFITS NOT GUARANTEED. No Participant is guaranteed that an Incentive Award will be payable under the Plan as a result of the establishment and maintenance of this Plan and such Participant's participation in the Plan.

          10.2 NO RIGHT TO PARTICIPATE. No Executive or other person shall have any claim or right to participate in or otherwise be granted an Incentive Award under the Plan. The adoption of the Plan shall not constitute a contract between the Company and a Participant. No designation of an Executive as a Participant for all or any part of a Performance Period shall create a right to an Incentive Award under the Plan for any other Performance Period.

          10.3 UNIFORMITY. Determinations under the Plan need not be uniform and may be made selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

          10.4 EMPLOYMENT RIGHT. No Executive or other person shall have any claim or right to be granted an Incentive Award under the Plan. Neither the Plan, nor any action taken hereunder, shall be construed as giving any Executive any right to be retained in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or interfere with or limit the right of the Company to terminate the Participant's employment at any time.

          10.5 ASSIGNMENT. Subject to the provisions of the Plan, no Incentive Award granted under this Plan may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Payment of any amount due or to become due under this Plan shall not be subject to the claims of creditors of the Participant or to execution or garnishment or any other legal or equitable proceeding or process.

          10.6 UNFUNDED PLAN. The Plan shall at all times be unfunded, and no provision shall at any time be made with respect to segregating assets of the Company for payment of any benefits hereunder. No Participant or Beneficiary shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan, and any such Participant shall have only the rights of a general unsecured creditor of the Company. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant or Beneficiary.

          10.7 TAX WITHHOLDING. The Company shall have the right to deduct from all amounts paid pursuant to the Plan any federal, state or local income or payroll taxes required by law to be withheld with respect to such awards.



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          10.8  NOTICES. Any notice or filing required or permitted to be give a
Participant shall be sufficient if in writing and sent through the U.S. Postal Service, certified mail, return receipt requested, to the Participant or Participant's legal representative at the Participant's last known mailing address.

          10.9 SEVERABILITY. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision has not been included.

          10.10 GOVERNING LAW. The Plan, and all agreements hereunder, shall be governed by the laws of the state of Ohio.

          10.11 EFFECTIVE DATE. The Plan shall be effective only upon the approval by the shareholders of the Company in a manner consistent with the shareholder approval requirements of section 162(m) of the Code, and shall remain effective until such time as it may be terminated pursuant to Section 9.

          IN WITNESS WHEREOF, ProCentury has adopted this Plan effective as of the _____ day of __________________, 2003.


                                        PROCENTURY CORPORATION

                                        By:
                                            ------------------------------------

                                        Its:
                                             -----------------------------------


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


                             PROCENTURY CORPORATION
                              ANNUAL INCENTIVE PLAN
                             BENEFICIARY DESIGNATION

To: Committee, the administrator of the ProCentury Corporation Annual Incentive Plan



Pursuant to the ProCentury Corporation Annual Incentive Plan, the undersigned hereby designates the following Beneficiary or Beneficiaries to receive any benefits which may be payable under the Plan upon the undersigned's death:

          (1)
               -----------------------------------------------------------------

               -----------------------------------------------------------------

          (2) If the Beneficiary or Beneficiaries named in (1) above is/are not living when benefits become payable, then to:

               -----------------------------------------------------------------

               -----------------------------------------------------------------

This Beneficiary Designation revokes all prior designations made by the undersigned and is subject to all the terms of the Plan.

Dated:
       --------------------             ----------------------------------------
                                        Participant